Exhibit 23.2

July 28, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.

Dear Sirs / Madams:

We are prepared to permit the use of our report relating to the financial statements of Wholesale Merchandisers, Inc. as of June 30, 2001 and for the period then ended contained therein.


Yours truly,

/s/ Neil S. Packman, C.P.A.

Rosenthal, Packman & Co., P.C.